                                                                   EXHIBIT 10.41

                                     Dated

                               December 18, 1997

                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED

                                      and

                         Gold Crown Management Limited

                       --------------------------------

                                   AGREEMENT
                          for the sale and purchase of
                          all the issued share capital
                     of South China Brewing Company Limited
                                      and
                       SCBC Distribution Company Limited

                       --------------------------------

                                    CONTENTS



1.   INTERPRETATION...............................................  1

2.   SALE AND PURCHASE OF THE SHARES..............................  3

3.   CONSIDERATION................................................  3

4.   WARRANTIES...................................................  4

5.   LIMITATION...................................................  5

6.   COMPLETION...................................................  6

7.   ANNOUNCEMENTS................................................  7

8.   NOTICES AND RECEIPTS.........................................  7

9.   RESOLUTIONS AND WAIVERS......................................  8

10.  GENERAL......................................................  8

11.  WHOLE AGREEMENT..............................................  9

12.  GOVERNING LAW................................................  9

  THIS AGREEMENT is made on         BETWEEN:



   (1) AMERICAN CRAFT BREWING INTERNATIONAL LIMITED whose registered office is at One Galleria Blvd., Suite 1714, Metairie, LA 70001 USA (the "Se1ler"); and

   (2) GOLD CROWN MANAGEMENT LIMITED (registered number 253702) whose registered office is at P.O Box 957, Offshore Incorporations Center, Road Town Tortola, British Virgin Islands (the "Purchaser").

  WHEREAS:

   (A) South China Brewing Company Limited ("Brewing") is a private company limited by shares short particulars of which. are set out in Schedule I having an authorized capital of HK$10,000 divided into 10,000 shares of HK$1.00 each, all of which have been issued fully paid or credited as fully paid ("Brewing Shares").

   (B) SCBC Distribution Company Limited ("SCB") is a private company limited by shares short particulars of which are set out in Schedule 2 having an authorized capital of HK$1,000 divided into 1,000 shares of HK$1.00 each, all of which have been issued fully paid or credited as fully paid ("SCB Shares")

   (C) The Seller is the legal and beneficial owner of the Brewing Shares and the SCB shares.


   (D) The Seller wishes to sell and, in reliance upon (inter alia) the representations, warranties and undertakings set out in this agreement, the Purchaser wishes to purchase all the issued share capital of the Brewing shares and SCB shares and the benefit or the Shareholder's Loans on the terms set out in this agreement.

  It Is AGREED as follows:

   1.   INTERPRETATION

   (1)  In this agreement:

       "ACCOUNTS DATE" means October 31, 1997

       "BREWING MANAGEMENT ACCOUNTS" means the balance sheet of Brewing as at October 31 1997 and the profit and loss account of Brewing for the period from November 1, 1996 to October 31, 1997 (a copy of each of which has been annexed hereto and initialed for the purposes of identification);

       "BREWING SHAREHOLDER'S LOAN" shall be the loans with all interest payable thereon outstanding from Brewing to the Seller; as at completion.

        "COMPLETION" means completion of the sale and purchase of the Brewing Shares and SCB Shares and the Shareholder's Loans in accordance with clause 6;

        "DISCLOSED" means disclosed in this agreement (including the Schedules and the Annexures) or in the Brewing Management Accounts or in the SCB Management Accounts;

        "DISTRIBUTION AGREEMENTS" shall be the distribution agreements and/or supply agreements signed between the parties and in the form attached hereto as Annexure 1;

        "OPTION AGREEMENT" shall be the option agreement signed between the parties and in the form attached hereto as Annexure 2;

        "PREMISES" means the premises at Unit Al, 1/F and Unit 7/F Vita Tower, 29 Wang Chuk Hang R9ad, Aberdeen, Hong Kong and subject to the tenancy agreements dated December 12, 1994 and April 26, 1995 respectively between Brewing and Ping Ping Investments Company Limited;

        "PURCHASER'S GROUP" means the Purchaser and all its subsidiaries (other than Brewing and SCB);

        "SCB MANAGEMENT ACCOUNTS" means the balance sheet of SCB as at October 31, 1997 and the profit and loss account of SCB for the period from November 1, 1996 to October 3l, 1997 (a copy of which has been annexed hereto and initialed for the purposes of identification);

        "SCB SHAREHOLDER'S LOAN" shall be the loans all interest payable thereon outstanding from SCB to the Seller as at Completion;

        "SELLER'S GROUP" means the Seller and all its subsidiaries (other than Brewing and SCB);

        "SHAREHOLDER'S LOANS" means the Brewing Shareholder's Loan and the SCB Shareholder's Loan;

        "SUBSIDIARY" means a subsidiary for the purposes of the Companies Ordinance (Cap 32) of the laws of Hong Kong, SAR;

        "WARRANTIES" means the representations and warranties on the part of the Seller contained in clause 4(1).


(2) Any reference, express or implied, to an enactment Includes reference to:

        (a) that enactment as amended7 extended or applied by or under any other enactment before or after this agreement;

        (b)  any enactment which that enactment   re-enacts (with or without
             modification); and

        (c) any subordinate legislation made (before or after this agreement) under any enactment, including one within (a) or (b) above.

   (3) Where any statement is qualified by the expression "so far as the Seller is aware" or "to the best of the Seller's knowledge information and belief" or any similar expression that statement shall be deemed to include an additional statement that it has been made after due and careful inquiry.

   (4) Words denoting persons shall include bodies corporate and unincorporated associations or persons.

   (5)  Subclauses (1) to (4) above apply unless the contrary intention appears.

   (6)  The headings in this agreement do not affect its interpretation.

   (7) The schedules and the Annexures for an integral part of this agreement and shall be construed and have the same full force and effect as if expressly set out in the body of this agreement.


   2.   SALES AND PURCHASE OF THE SHARES AND THE SHAREHOLDER LOANS

   (1) The Seller as legal and beneficial owner shall sell and the Purchaser shall purchase the Brewing Shares and SCB Shares free from the liens, charges, equities and encumbrances and together with all rights attaching to them with effect from the date of Completion.

   (2) The Seller as legal and beneficial owner shall assign to the Purchaser the Shareholder's Loans free from all liens, charges, equities and encumbrances with effect front the date of completion.


   3.   CONSIDERATION

        The consideration for the sale of the Brewing Shares and SCB Shares and the assignment or the shareholder's Loans shall be the sum or US$700,000 (being US$100 for the Brewing Shares, US$100 for the SCB Shares, US$100 for the Brewing Shareholder's Loan and US$699.700 for the SCB Shareholder's Loan) payable in cash as follows.

        (a) $500,000 shall be payable in cash at Completion;

        (b) $200,000 shall be released and payable to Seller with interest, as follows:



             (i) US$50,000 upon delivery of proof of ownership shipment and the insurance during shipment to Brewery of the Bottler and Labeler from Germany; US$10,000 upon shipment to Brewery of the Flow Meters; and US$40,000 upon arrival of the Bottler and Labeler in Hong Kong, consent to these releases shall not be unreasonably withheld.

       (ii) $100,000 to be used to fund any Customs (C&E) duty fees and fines and the balance shall be release upon confirmation by Hong Kong Customs and excise that they have satisfactory resolved all outstanding issues with Brewer and certification by Seller's Hong Kong counsel of the settlement of Brewery's pending C&E legal issues.

   4.   WARRANTIES

   (1)  The Seller represents and warrants to the purchaser that

   a. the Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted


   b. the Seller is the lawful and beneficial owner of all of the Brewing Shares and the SCB Shares to be transferred to the Purchaser pursuant to this agreement, free and clear of all liens, encumbrances, restrictions and claims of every kind. The Company has full and legal right, power, and authority to sell, assign, transfer and convey such shares in accordance with the terms and subject to the conditions of this agreement. The delivery to the Purchaser of the Brewing Shares and the SCB Shares pursuant to this agreement on the date of Completion will transfer to the Purchaser valid title thereto, free and clear of any and all adverse claims.

   c. The execution and delivery of this agreement by the Seller and the delivery to the purchaser of the Brewing Shares and the SCB Shares pursuant to this agreement on the date of Completion (i) will not violate any provision of the memorandum of association or bye-laws of the Seller (ii) to the knowledge of the Seller will not violate any statute rule, regulation, order or decree of any governmental authorities by which the Seller is bound or is binding upon any of its properties or assets, and (iii) will not result in a violation or breach of, or constitute a default under any material license, permit, indenture, agreement or other instrument which the Seller or any of its assets or properties is bound; excluding from clauses (ii) and (iii) above violations. breaches or defaults which either individually or in the aggregate, would not have a material adverse effect on the business financial condition or results of the operations of the Seller.

   d. The assets of Brewing and SCB are not pledged as collateral for any bank or other facilities of sellers, its subsidiaries and associates.

        is ture and accurate in all material respects as at the date of Completion.

   (2) Each of the Warranties made by the Seller in respect of each of Brewing and SCB set out in Schedule 3 is separate and independent and except as expressly provided to the contrary in the agreement is not limited;

       (a)   by reference to any other paragraph of Schedule 3; or

       (b)   by anything in this agreement;

  and none of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Purchaser or any of its agents.

   (3) Subject to clause 5 and without prejudice to any other remedy available to the Purchaser or its ability to claim damages on any basis which is available to it by reason of any of the Warranties being untrue or misleading or being breached, the Seller undertakes with the Purchaser (for itself and as trustee for Brewing and SCB) that it will, at the direction of the Purchaser, pay to the Purchaser, Brewing or SCB (as applicable) or (in the case of liability to another person which has not been discharged) the person to whom the liability has been incurred an amount equal to any deficiency or liability of Brewing or SCB which arises from any of the Warranties being untrue, misleading or breached and which would not have existed or arisen if the Warranty in question had not been untrue, misleading or breached.


   5.   LIMITATION

   5.1 (i) No claim or claims shall be made under or pursuant to this Agreement against the Seller unless the aggregate amount of all such claims shall exceed US$50,000;

       (ii) The maximum liability of the Seller for all the claims under this Agreement shall not exceed the aggregate consideration received by the Seller hereunder; and

      (iii) no claims shall be raised by the Purchaser against the Seller under this agreement after a date of 12 months after Completion save any claim for which the purchaser had no knowledge prior to the expiry of this time period.

   5.2 The Seller shall not be liable for any breach of the Warranties to the extent that any depletion, diminution or reduction in the value or amount of any of the assets of Brewing or SCB (as the case may be) occurs as a result of or is otherwise attributable to any legislation not In force at the date of Completion or any change or law or administrative practice which takes effect retroactively or occurs as a result of any increase in the rates of taxation in force at the date of Completion or any voluntary act of Brewing or SCB (as the case maybe) after the date of Completion at the direction of the Purchaser otherwise than in the ordinary course of trading.

   5.3 The Seller shall not be liable for any claim under this Agreement which would not have arisen but for any act omission or transaction by the Purchaser or Brewing or SCB (as the case may be) occurring after Completion.

   5.4 The Purchaser shall reimburse to The Seller an amount equal to any sum paid by the Seller under this Agreement which is subsequently recovered by or paid to the Purchaser or Brewing or SCB (as the case may be) by any third party in relation to this Agreement and without prejudice to the generality of the foregoing where a breach of any of the Warranties shall be in respect of a matter where Brewing or SCB (as the case may be) shall be insured against any loss or damage arising therefrom the Purchaser shall not make any claim against the Seller for breach of any warranty without first procuring that Brewing or SCB (as the case may be) shall make a claim against their insurers for compensation for the loss or damage suffered and thereafter; any claim against the Seller shall be limited (in addition to the limitations on the Sellers liability elsewhere referred to herein) to the amount by which the loss or damage suffered by the Purchaser as a result of such breach shall exceed the compensation paid by the said insurers to Brewing or SCB (as the cast may be) without prejudice to the rights of subrogation of the relevant insurers.



   6.   COMPLETION

   (1) Completion shall take place at the offices of. ACL Asia Ltd., Two Pacific Place, 88 Queensway, Hong Kong immediately after the signature of this agreement

   (2)  At completion the Seller shall procure:


        (a) the delivery to the Purchaser of:

            (i) duly executed transfers and bought and sold notes in favour of the Purchaser or its nominee(s) of all the Brewing Shares and SCB Shares;

           (ii) the share certificates representing the Brewing Shares and SCB Shares (or an express indemnity in a form satisfactory to the purchaser in the case of any found to be missing);

          (iii) the certificate of incorporation, common seal, minute books, statutory registers and share certificate books of Brewing and SCB;

           (iv) the resignations of all the directors and the secretary of Brewing and SCB, in each case acknowledging under seal that he has no claim against Brewing or SCB whether for loss of office or otherwise;

           (v) execution copies of the Distribution Agreements duly executed by the seller;

          (vi) an execution copy of the Options Agreement duly signed by the Seller;

         (vii) confirmation from the landlord of the Premises, in a form acceptable to the Purchaser, that the existing tenancy shall remain in place following change of ownership of Brewing and SCB;

        (viii) new contracts of employment, on terms approved by the Purchaser, that have been entered into with the senior management (as defined by the parties) Brewing and SCB; and

          (ix) confirmation that all sums have been paid in relation to the balance of the purchase price and shipping cost of the bottler, labeler and pasteurizer and a shipping date has been agreed.



   (b) that a Board Meeting of Brewing and SCB is held at which it is resolved that:

             (i) such persons as the Purchaser nominates are appointed as additional directors and the secretary of Brewing and SCB;

             (ii) the transfers referred to in paragraph (a) are approved for registration; and

            (iii) Brewing's and SCB's bank mandates are revised in such manner as the Purchaser requires.

        (c) an acknowledgment of the assignment of the Shareholders's Loans to the Purchaser duly signed by Brewing and SCB.

   (3) Upon Completion of all the matters referred to in subclause (2) the Purchaser shall deliver to the Seller by with transfer the consideration for the sale of the Brewing Shares and SCB Shares and the assignment of the Shareholder's Loans pursuant to clause 3 hereof.

   (4) Upon Completion, the Shareholder's Loans shall be deemed to have been assigned hereby without any further act or document to be done or executed by the Seller.

   (5) If the transfers and the bought and sold notes are signed in Hong Kong and within thirty days if they are signed outwith Hong Kong, the Purchaser shall proceed with stamping the Brewing Shares and the SCB Shares. The stamp duty shall be borne equally by the parties and the sum of US$1,000 shall be withheld from the sum payable as consideration pursuant to clause 3 in respect thereof

   (6) If for any reason the provisions of subclause (2) are not finally complied with as at the date of Completion the Purchaser may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this agreement or to fix a new date for Completion.

   (7) The parties hereby agree that the bottling and labeling line currently ordered will be paid for and shipped by the Seller to the purchaser in Hong Kong. The Purchaser shall be responsible for installation and commissioning, and it is agreed that the consideration in clause 3 shall be reduced by US$5,000 upon release of the final payment under clause
        3 (b) (1).


   7.   ANNOUNCEMENTS

        No announcement concerning this sale and purchase or any ancillary matter will be made before, on or after Completion by any member of the Seller's Group or the purchaser's Group except as required by law or any competent regulatory authority or with the written approval of the Seller and the Purchaser (such approval not to be unreasonably withheld or delayed).

   8.   NOTICES AND RECEIPTS

   (1) Any notice or other document to he served under this agreement may be delivered or sent by first class recorded delivery post or facsimile process to the party to be served at its address appearing in this agreement or at such other address as it may have notified to the other parties in accordance with this clause.

   (2)  Any notice or document shall be deemed to have been served:

        (a)  if delivered, at the time of delivery; or

        (b) if posted, at 10.00 a.m. on the second business day after it was put into the post; or

        (c) if sent by facsimile process, at the expiration of 2 hours after the time of dispatch, if dispatched before 3.00 p.m. or any business day, and in any other case at 10:00 a.m. on the business day following the date of dispatch.

   (3) In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the facsimile message as properly addressed and dispatched as the case may be.


   9.  RESOLUT1ONS, WAIVERS AND UNDERTAKINGS

   (1) The Seller waives (and shall procure the waiver by its nominee(s)) of all rights of preemption which it (or such nominee(s)) may have (whether under Brewing's and SCB's articles of association or otherwise) in respect of the transfer to the Purchaser (or its nominee(s)) of the Brewing Shares and SCB Shares or any of them.

   (2) For so long after Completion as it remains the registered holder of any of the Brewing Shares and SCB Shares the Seller will hold them and any distributions, property and rights deriving from them in trust for the Purchaser and will deal with the Brewing Shares and SCD Shares and distributions, property and rights deriving from them as the Purchaser directs; in particular, the Seller will exercise all voting rights as the Purchase directs or will execute an instrument of proxy or other document which enables the Purchaser or its representative to attend and vote at any meeting of Brewing and SCB.

   (3) Save as disclosed and subject to the provisions of clause 5, the Seller hereby undertakes to indemnify the purchaser against any claims for which Brewing or SCB become liable up to completion (whether any liability becomes due before or after Completion) in respect of any investigation or inquiry by Hong Kong Customs and Excise or other Hong Kong regulatory body. In particular it has been disclosed to the Purchaser that there is presently a dispute with the Hong Kong tax authorities. Notwithstanding the terms of this clause and clause 5 the Seller hereby expressly indemnifies the Purchaser against any costs involved with settling this dispute.


   10.  GENERAL

   (1) Each of the obligations, Warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

   (2) This agreement shall be binding upon each party's successors and assignees but, if the Brewing Shares and SCB Shares are sold or transferred after Completion to any company within the Purchaser's Group, the benefit of each of the obligations Warranties and undertaken or given by the Seller shall not be assignable to the purchaser or transferee of the Brewing Shares and SCB Shares unless with the written consent of the Seller, which shall not be unreasonably withheld.

    (3)  Time is of the essence in relation to this agreement.

    (4) Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement. For the avoidance of doubt the stamp duty payable hereunder shall be borne equally between the parties subject to clause 6(5) above.

    (5) This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

    (6) For the purposes of this agreement, a document signed and transmitted by facsimile machine ("faxed") is to be treated as an original document. The faxed signature of any party is to be considered as an original signature, and the faxed document has the same binding effect as an original signature on an original document. At the request of any party, a faxed document is to be re-executed in the original form by the parties thereto. No party may raise the use of faxed signatures as a defense to the enforcement of this agreement or the authenticity of any document relating thereto.

    (7) For the limited purpose of preparing Seller's audited financial statements, Seller's auditors shall have reasonable access to the books and records of Brewing and SCB for a period of no longer than six (6) months from Completion.


   11.   WHOLE AGREEMENT

    (1) This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to these transactions.

    (2) Each of the parties acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty or other assurance except those set out in this agreement.


   12.   GOVERNING LAW

     (1) This agreement is governed by and shall be construed in accordance with The laws at the State of Delaware without regard to its conflict of law rules.

   13.   ARBITRATION

  Any and all disputes, controversies or claims arising out of or relating to this agreement shall be referred to and finally resolved by arbitration under the UNCITRAL Arbitration Rules then in force. The number of the arbitrators shall be three (3). The place of arbitration shall be Hong Kong or such other value as agreed by the parties. The arbitration shall be conducted in English.

  As WITNESS the hands of the duly authorized officers of the Seller and the Purchaser on the date which appears first on page 1.

                                  SCHEDULE 1

                      SOUTH CHINA BREWING COMPANY LIMITED



Registered number              479793



Registered office:             Unit Al, 1/F Vita Tower,
                               29 Wong Chuk Hang Road,
                               Aberdeen, Hong Kong


Date and place of
incorporation:                 May 26, 1994, Hong Kong


Directors:                     James L. Ake
                               Peter W.H. Bordeaux
                               David Haines


Secretary:                     J.P. Walsh & Company, Ltd.


Auditors:                      Coopers & Lybrand

                                  SCHEDULE 2

                       SCBC DISTRIBUTION COMPANY LIMITED



Registered number               447434



Registered office:              Unit Al, 1/F Vita Tower,
                                29 Wong Chuk Hang Road,
                                Aberdeen, Hong Kong



Date and place of
incorporation:                  August 31, 1993, Hong Kong


Directors:                      James L. Ake
                                Peter W.H. Bordeaux
                                David Haines


Secretary:                      J.P. Walsh & Company, Ltd.


Auditors:                       Coopers & Lybrand

                                  SCHEDULE 3

                                  WARRANTIES

                                  A. GENERAL



  A.1   ACCURACY OF RECITALS AND SCHEDULES

        The particulars relating to the Brewing and SCB set out in the recitals and schedules l and 2 to this agreement are true and accurate.

  A.2   MEMORANDUM AND ARTICLES OF ASSOCIATION, STATUTORY BOOKS AND RETURNS

   (1) The copy of the memorandum and articles of association of Brewing and SCB which have been given to the Purchaser are accurate and complete in all respects and have been annexed or incorporated copies of all resolutions or agreements required to be so annexed or incorporated.

   (2) The register of members and other statutory books and registers of Brewing and SCB have been properly kept and no notice or allegation that any of them are incorrect or should be rectified has been received.

   (3) All returns and particulars, resolutions and other documents which Brewing and SCB are required by law to file with or deliver to the registrar of companies have been correctly made up and duly filed or delivered.

  A.3   OWNERSHIP OF THE BREWING SHARES AND THE SCB SHARES

  (1) The Brewing Shares and the SCB Shares constitute the whole of the issued and allotted share capital of Brewing and SCB respectively.

  (2) No person is entitled or has claimed to be entitled to require Brewing or SCB to issue any share or loan capital either now or at any future date and whether contingently or not.

  (1) As of Completion, there is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Brewing Shares or the SCB Shares nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any or the foregoing.

  (4) The Seller is the beneficial owner of the Brewing Shares and the SCB Shares and has full and legal right power and authority to sell and procure the transfer of the full legal and beneficial ownership in the Brewing Shares and the SCB Shares to the Purchaser on the terms set out in this agreement. The delivery to the Purchaser of the Brewing Shares and SCB Shares pursuant to this Agreement on the date of completion will transfer to the Purchaser valid title thereto free and clear of any and claims.

  A.4  OWNERSHIP OF ASSETS

   (1) Brewing and SCB owned at the Accounts Data all the assets included in the Brewing Management Accounts and SCB Management Accounts respectively and has not acquired or agreed to acquire any fixed assets since the Accounts Date.

   (2) Neither Brewing nor SCB have since the Accounts Date disposed of any of the assets included in the Brewing Management Accounts or SCB Management Accounts respectively or any assets acquired or agreed to be acquired since the Accounts Date which disposal or acquisition would have a material adverse effect on the business financial condition or results of the operation of Brewing and SCB respectively.

  (3) None of the property, assets, undertakings, goodwill or uncalled capital Brewing or SCB is subject to any encumbrance or any agreement or commitment to give or create any of the foregoing

  A.5  SUBSIDIARIES AND ASSOCIATIONS

  Neither Brewing nor SCB:

  (1) hold or beneficially own or have agreed to acquire any securities of any other corporation (wherever incorporated); or

  (2) is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium.

  A.6   COMPLIANCE WITH STATUTES

        So far as the Seller is aware, neither Brewing, SCB nor any of their officers, agents or employees have (during the course of their duties), done or omitted to do anything which is in contravention of any statute, order, regulation or the like giving rise to any fine, penalty or other liability or sanction on the part of Brewing or SCB.

  A.7   LICENSES AND CONSENTS

        Both Brewing and SCB have all Licenses (and in particular, hut without limitation necessary to carry on brewing in Hong Kong) and consents necessary to own and operate their assets and carry on their business as they do at present and the Seller is not aware of anything (including, without limitation, the consummation of the transactions contemplated hereby) that might result in the revocation, Suspension or modification of any of those licenses or consents or that might prejudice their renewal.

  A.8   INSURANCES

   (1) All assets are insured in amounts representing their all replacement or reinstatement value against fire and other risks normally insured by owners of similar assets.

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   (2)  All insurance policies are currently in full force and effect, all premiums payable thereunder have been paid and nothing has been done or omitted to be done by Brewing or SCB which will make such policies void or voidable and there are no claims outstanding under any such policy.

  A.9  LITIGATION

   (1) Neither Brewing nor SCB is engaged in any litigation or arbitration proceedings and there are no such proceedings pending or threatened by or against Brewing or SCB.

   (2) The Seller does not know of anything which is likely to give rise to any litigation or arbitration proceedings by or against Brewing or SCB.

   (3) Except as has been disclosed to the Purchaser, neither Brewing nor SCB is the subject of any investigation or inquiry by any governmental, administrative or regulatory body nor is the Seller aware of any thing which is likely to give rise to any such investigation or inquiry. In particular nor is the Seller aware of any existing investigations or inquiries regarding outstanding duties or licenses by Hong Kong Customs and Excise department, nor is the Seller aware of anything that is likely to give rise to such an investigation or inquiry.

  A.1O INSOLVENCY

   (1) No receiver or administrative receiver has been appointed in respect of either Brewing or SCB nor in respect of the whole or any part of the assets or undertakings of Brewing or SCB.

   (2) No meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented and no order has been made for the winding-up of either Brewing or SCB.

   (3) Neither Brewing or SCB have stopped or suspended payment of their debts, become unable to pay their debts or otherwise become insolvent.

   (4) No unsatisfied judgment, order or award is outstanding against Brewing or SBC and no written demand has been made against Brewing or SCB and no distress or execution has been levied on, or other process commenced against, any asset of Brewing or SCB.

   (5)  No voluntary arrangement has been proposed in respect of Brewing or SCB.

   (6) No circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in subparagraphs (1) to (5) above

  A.11  CAPACITY AND CONSEQUENCES OR SALE

   (1) The Seller has the requisite power and authority to enter into and perform this

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agreement.



  (2) This agreement constitutes binding obligations on the Seller an accordance with its terms.

  (3)  Compliance with the terms of this agreement does not and will not:

       (a) conflict with or constitute a default in any material respect under any provision of:

             (i) any agreement or instrument to which the Seller or Brewing or SCB is a party; or

             (ii) Brewing's or SCB's or the seller's memoranda or articles of association; or

            (iii) any lien, lease, order, judgment, award, injunction decree, ordinance or regulation or any other restriction or any kind or character by which the Seller or Brewing or SCB is bound; or

        (b) relieve any other party to a contract with Brewing or SCB of its obligations or enable that party to vary or terminate its rights or obligations under that contract; or

        (c) result in the creation or imposition of any lien, charge or encumbrance of any nature on any of the property or assets of Brewing or SCB.


                           B. ACCOUNTS AND FINANCIAL

  B.1  BOOKS AND RECORDS

       All accounts, books, ledgers and other financial records of Brewing and
       SCB:

       (a) have been prepared in accordance with generally accepted accounting principles and contain accurate records of all matters required to be entered in them by all applicable statutes and regulations; and

        (b) give a true and fair view or the matters which ought to appear in them.

  B.2  MANAGEMENT ACCOUNTS

       The Brewing Management Accounts and the SCB Management Accounts give a true and fair view in all material aspects the financial condition and results of the operation of Brewing and SCB respectively for the period ended on the Accounts Date.

  B.3  POSITION SINCE ACCOUNTS DATE

       Since the Accounts Date:

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        (a) Brewing and SCB have conducted their business in a normal and proper manner; and

        (b) Brewing and SCB have not entered into any unusual contract or commitment or otherwise departed from its normal course of trading.


  B.4  DIVIDENDS AND DISTRIBUTIONS

       No dividend or other distribution of profits or assets has been or agreed to be declared, made or paid by Brewing and SCB since the Accounts Date.


  B.5  LOAN CAPITAL AND GUARANTEES

       Brewing and SCB do not have outstanding any loan capital or any money borrowed or raised (other than the Shareholder's Loans) or any liability (whether present or future, contingent or actual) in respect of any guarantee or indemnity.


                             C. TAXATION

  C.1  TAX RETURNS

       No accounts, computations or returns are required to be submitted by Brewing and SCB to any relevant taxation or excise authorities and no taxation is payable by Brewing and SCB.

  C.2  TAXATION LIABILITIES

       Except as has been disclosed to the purchaser, all tax for which Brewing and SCB are liable has been duly paid ([insofar as such taxation ought to have been paid).

                             D. SHAREHOLDER'S LOANS

 D.1   TITLE

       The Seller is the beneficial owner of the Shareholder's Loans

 D.2   ENCUMBRANCES

  (1) The shareholder's Loans are free from any encumbrance (including, without limitation, any debenture, mortgage, charge, lien or deposit by way of security), any agreement or commitment to create any foregoing or any waiver of the repayment of the Shareholder's Loans or any part thereof or any agreement or commit to so waive.

   (2) The Shareholder's Loans are not subject to any option or i\ght of pre-emption.

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